SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[x]  Soliciting Material Pursuant to Rule 14a-12
[_]  Confidential, for Use of the Commission Only as permitted by Rule
     14a-6(e)(2)


                                 LOUDCLOUD, INC
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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             pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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Loudcloud investors and security holders are advised to read the proxy statement when it becomes available and other relevant documents filed with the SEC, because they will contain important information on the proposed transaction. You will be able to obtain documents filed with the SEC free of charge at the SEC's web site at www.sec.gov. In addition, you may also obtain documents filed by Loudcloud by requesting them in writing from Loudcloud, Inc., 599 N. Mathilda Avenue, Sunnyvale, CA 94085, Attn: Bob Ghoorah.


                             Questions and Answers:
             Loudcloud and EDS Acquisition and Licensing Agreement


Details of the Agreement
------------------------

What is being announced today?

          o EDS is acquiring Loudcloud's managed web hosting business for $63.5 million in cash.

          o    Upon closing, Loudcloud's 50 clients will become EDS clients.

          o EDS has also signed a 3-year licensing agreement for Loudcloud's Opsware(TM) automation software with $52 million in minimum revenue commitments and will deploy it throughout its global hosting environment.

          o Upon closing, about 140 Loudcloud employees will transition to EDS.


Why is Loudcloud selling its managed services business to EDS?

     o Loudcloud has the best managed services offering in the industry. By combining it with EDS' rock solid financial strength, EDS will be able to compete much more effectively in the market

     o This will also enable Loudcloud to focus on making Opsware the leading IT automation software product in the world.


When will this acquisition close?

     o    We're anticipating a September 2002 close.

Loudcloud Employees
-------------------

How many Loudcloud employees are affected by this transaction?

     o About 140 Loudcloud employees will transition to EDS as part of this transaction.

What will happen to the Loudcloud employees joining EDS?

     o These employees are critical to this transaction's success. They comprise the core team that will help implement Opsware across EDS.


Opsware Inc. Go to Market Strategy and Value Proposition
--------------------------------------------------------

What market will Opsware Inc. be targeting?

     o Opsware Inc. will target Global 2000 IT organizations, government agencies and service providers.


Who will Opsware Inc. compete with in this market?

     o There are three types of point solutions on the market that automate only portions of IT currently.

     o First, there are the large vendors that create point solutions to manage only their own systems, Microsoft SMS or Sun's Jumpstart for example.

     o Second, there are smaller vendors that automate an individual function, such as patch management. IT departments still must integrate these pieces with each other and their own internal systems, and must also develop management processes around them to make them effective.

     o There are systems management vendors, such as Tivoli, that focus heavily on monitoring and configuration management. These systems are predominately frameworks, an empty shell that knowledge and management processes must be built into and where IT staff still need to have deep domain expertise

     o Opsware is unique in that it automates the complete IT lifecycle from deployment to managing change cycles to reallocation of assets and incorporates deep domain knowledge. This enables IT to simply direct the system and the system controls and manages the environment complexities. Opsware integrates and co-exists with the key enterprise system management solutions.

What does Opsware Inc.'s target customer look like?

     o Opsware Inc. will target companies in several industry groups that have 100 or more servers under active management; these include enterprises, government agencies and service providers.

How does IT within these companies manage these servers and application environments today?

     o It's primarily done manually, using ad hoc processes, and through the use of point products.

     o On average today, one IT administrator can only manage 18 servers. The resulting environment is typically of poor quality because inconsistencies and human errors cause applications to go down when changes are made.

     o    The result is costly operations and IT inefficiencies

How will Opsware benefit IT at those companies?
Beginning with Opsware System 3:

     o Opsware lowers costs by reducing the number of IT staff required to deploy and maintain the application and the infrastructure.

     o Opsware accelerates the provisioning and ongoing management of servers across large-scale complex environments.

     o Opsware ensures higher quality by providing a systematic approach that reduces the risk of human error.

     o Opsware improves security because the software assesses vulnerabilities, provides rapid software updates, and protects against security breaches.

Who has bought Opsware?

     o    Aside from this deal with EDS, Opsware Inc. has four customers;

          o Boeing Autometric on behalf of a US government bought Opsware to handle constant change and the rapid introduction of new applications--a process they call "technology insertion."

          o A large government agency that needs to manage millions of dollars of Oracle licenses running on over 4000 Sun servers.

          o A leading global financial services firm with operations in more than 50 countries and serving more than 30 million consumer customers that are moving to fully insourcing and want to keep IT costs low.

          o A leading provider of insurance and other financial services to individual and institutional customers serving 10 million individual households in the U.S. and companies totaling 33 million employees. They selected Opsware for a major data center consolidation--from 10 data centers down to 3.



What is the term of the licensing agreement? Does this include unlimited use of Opsware within EDS data centers?

     o    It is a three year agreement.

     o The minimum revenue commitments in the license agreement permit EDS to deploy Opsware to up to 13,500 servers across its global organization.

     o Incremental usage beyond that server number will be charged based upon an agreed upon per server rate.

How will Loudcloud customers benefit from moving to EDS?

     o Best of all worlds: Combination of EDS' expertise and resources, combined with Loudcloud's Opsware technology.



How many employees will Opsware, Inc. have after closing of the transaction?

     o    Approximately 100.



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